SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2008

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 3.02 Unregistered Sale of Securities

On February 29, 2008, mPhase Technologies, Inc.(the "Company") , a New Jersey corporation, issued in a Private Placement pursuant to Rule 506 of Regulation D, a 7.50% Convertible Promissory Note to St. George Investments LLC in the face amount of $550,000. The note has a maturity date of 4 years from the date of issuance. Interest only is payable semi-annual in arrears until Maturity. The note is convertible into common stock of the Company at a price equal to 75% of the 3 lowest Volume Weighted Average Price for the 20 day trading period immediately preceding the date of conversion. In addition, the Company issued to the purchaser of the Note 3,250,000 restricted shares of its common stock. The Company received $480,000 of net proceeds after transaction costs to be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: March 6, 2008